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                                                                   EXHIBIT 10.42

                                FIRST AMENDMENT
                                      TO
                                 VERISITY LTD.
                       2000 EMPLOYEE SHARE PURCHASE PLAN


     Pursuant to an action taken on March 11, 2001 by the Board of Directors of Verisity Ltd., Section 2(d) of the Verisity Ltd. 2000 Employee Share Purchase Plan (the "Plan") is hereby amended as follows:

          (d) "Compensation" shall mean all gross earnings including commissions, bonuses, payments for overtime, shift premium, incentive compensation, incentive payments and other compensation.


Except as expressly amended above, the Plan shall remain in full force and effect.